CONSENT OF FRANK L. SASSETTI & CO.

We hereby consent to the reference in this registration statement of our report dated March 22, 2006 on the financial statements of Providence Select Fund, Limited Partnership for the years ended December 31, 2005 and 2004, for the period from May 16, 2003 (date of inception) through December 31, 2003 and for the cumulative period from May 16, 2003 (date of inception) through December 31, 2005, and of our report dated March 22, 2006 on the financial statements of White Oak Financial services, Inc. for the years ended December 31, 2005 and 2004, for the period from April 21, 2003 (date of inception) through December 31, 2003 and for the cumulative period from April 21, 2003 (date of inception) through December 31, 2005, and to the use of our name appearing herein and elsewhere in the registration statement and are included in reliance upon our authority as experts in accounting and auditing.

                                                 Frank L. Sassetti & Co.


                                                 /s/ Frank L. Sassetti & Co.

December 4, 2006
Oak Park, Illinois